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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 1998, which appears on page F-2 of the 1997 Annual Report on Form 10-K of Brigham Exploration Company for the year ended December 31, 1997.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Houston, Texas
June 15, 1998